As filed with the Securities and Exchange Commission
                               on October 31, 1997

                              Registration No. 333-
       -----------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                              --------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                       HUNGARIAN TELEPHONE AND CABLE CORP.
             (Exact name of registrant as specified in its charter)


            Delaware                                 13-3652685
   (State or other jurisdiction of               (I.R.S. Employer
   incorporation or organization)                Identification No.)


                            100 FIRST STAMFORD PLACE
                           STAMFORD, CONNECTICUT 06902
                                 (203) 348-9069
                  (Address and telephone number of Registrant's
                          principal executive offices)
                             ----------------------
                              PETER T. NOONE, ESQ.
                                 GENERAL COUNSEL
                       HUNGARIAN TELEPHONE AND CABLE CORP.
                            100 FIRST STAMFORD PLACE
                               STAMFORD, CT 06902
                                 (203) 348-9069
            (Name, address and telephone number of agent for service)
                             ----------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by the Selling Stockholders.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

       =================================================================
                         CALCULATION OF REGISTRATION FEE
       -----------------------------------------------------------------
                                Proposed    Proposed
                                Maximum     Maximum      Amount
Title of            Amount      Offering    Aggregate    of
Securities to       to be       Price Per   Offering     Registration
be Registered       Registered   Share      Price        Fee(1)
----------------------------------------------------------------

Common Stock,
 par value
 $.001 per
  Share            108,979      $11.6875    $1,273,693   $440.00
-----------------------------------------------------------------

(1) The offering price for the shares registered hereby has been estimated in accordance with Rule 457(c), solely for the purpose of calculating the registration fee and is based upon the average of the high and low sale prices of the Common Stock as reported on the American Stock Exchange on October 30, 1997 of $11.6875 per share.
                               -----------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1993 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
       =================================================================

PROSPECTUS
----------
                                 108,979 SHARES

                       HUNGARIAN TELEPHONE AND CABLE CORP.
                                  COMMON STOCK

All of the 108,979 shares (the "Shares") of common stock, par value $.001 per share (the "Common Stock") of Hungarian Telephone and Cable Corp., a Delaware corporation (the "Company"), offered hereby are being offered on behalf of and for the account of certain security holders (the "Selling Stockholders") of the Company. The Shares include (1) 4,650 shares of Common Stock issuable upon exercise of Common Stock purchase warrants (the "Private Placement Warrants") issued to a certain individual in connection with the Company's private placement completed in August 1992 (the "Private Placement"), (2) 17,379 shares of Common Stock issuable upon exercise of Common Stock purchase warrants (the "IPO Warrants") issued to certain individuals in connection with the Company's initial public offering completed in December 1992 (the "IPO"), (3) 61,950 shares of Common Stock issuable upon exercise of Common Stock purchase warrants (the "Regulation S Warrants") issued to one firm and one individual in connection with the Company's private placement under Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), completed in November 1994 (the "Regulation S Offering") and (4) 25,000 shares of Common Stock issuable upon exercise of a Common Stock purchase warrant (the "Bell Canada Warrant") issued to Bell Canada International Inc. in connection with the settlement of a contractual dispute in September 1994. The Private Placement Warrants, the IPO Warrants, the Regulation S Warrants and the Bell Canada Warrant are referred to herein collectively as the "Warrants."

The Company anticipates that the Selling Stockholders intend to sell the Shares in one or more ordinary brokerage transactions (which may include one or more block trades) on the American Stock Exchange (the "Amex") at market prices prevailing at the time of such sale (subject to customary or negotiated brokerage commissions) using such broker-dealers as may enter into arrangements with the Selling Stockholders. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders other than the proceeds upon exercise of the Warrants. See "Plan of Distribution."

The Company has agreed to pay the cost of the registration of the Shares and the preparation of this Prospectus and the Registration Statement under which it is filed and all other costs in connection with the sale of the Shares except for brokerage commissions, compensation to dealers and similar expenses. The expenses payable by the Company are estimated to aggregate approximately $3,740.

The Selling Stockholders and any brokers executing sale orders on behalf of the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act.

The Shares offered hereby have not been registered under the "blue sky" or securities laws of any jurisdiction, and any broker or dealer should assure the existence of an exemption from registration or effectuate such registration in connection with the offer and sale of the Shares.

The Common Stock is listed on the Amex under the symbol "HTC." On October 30, 1997, the closing sale price of the Common Stock on the Amex was $12.25 per share.
                            -------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR ANY STATE SECURITIES COMMISSION (THE "STATE COMMISSION") NOR HAS THE COMMISSION OR ANY STATE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            -------------------------

No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, any of the Selling Stockholders or any other person. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities other than the Shares of Common Stock offered by this Prospectus, nor does it constitute an offer to sell or a solicitation of any offer to purchase the Shares of Common Stock in any jurisdiction where such an offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there have been no change in the affairs of the Company since the date hereof or that the information contained herein or in the documents incorporated by reference herein is correct as of any time subsequent to the dates hereof or thereof.
                            -------------------------

                 The Date of this Prospectus is October 31, 1997

       =================================================================

NEITHER THE FACT THAT A REGISTRATION STATEMENT HAS BEEN FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED CONSTITUTES A FINDING BY THE SECRETARY OF STATE OF NEW HAMPSHIRE THAT THE REGISTRATION STATEMENT IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE OF NEW HAMPSHIRE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Public Reference Facilities of the Commission at the offices of the Commission at Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549; and at its regional offices located at Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511, and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may also be obtained, upon payment of prescribed fees, from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Such material also may be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. In addition, such material, dated through December 19, 1995, is also available for inspection at the offices of the NASDAQ Stock Market, Reports Section, 1735 K Street, N.W., Washington, D.C. 20006. Such material, beginning December 20, 1995, is also available for inspection at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006. This Prospectus does not contain all of the information set forth in the Registration Statement and exhibits thereto of which this Prospectus is a part and which the Company has filed with the Commission under the Securities Act, and to which reference is hereby made. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as a part thereof, copies of which can be inspected at, or obtained at prescribed rates in the manner set forth above. Additional updating information with respect to the Company may be provided in the future by means of appendices or supplements to the Prospectus.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The  following  documents,   previously  filed  by  the  Company  with  the
Commission, are hereby incorporated by reference into this Prospectus:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996.

     2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 (including Exhibit 99.6 attached thereto) and June 30, 1997.

     3. All other reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to above.

     4. The Company's Definitive Proxy Statement for its Annual Meeting of Stockholders held on May 16, 1997.

     5. The description of the Common Stock contained in the Company's registration Statement on Form S-8, filed with the Commission on June 24, 1997 (Commission File Number 333-29885).

     All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof and thereof from the date of filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company shall furnish without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests for information regarding the aforementioned documents should be directed to Peter T. Noone, General Counsel, Hungarian Telephone and Cable Corp., 100 First Stamford Place, Stamford, Connecticut 06902; telephone number (203) 348-9069.

      All information appearing in this Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

                                   THE COMPANY

     The Company, a Delaware corporation, through its Hungarian subsidiaries, is engaged in the provision of basic telephone services in five defined regions with in the Republic of Hungary.

     The Company's United States office is located at 100 First Stamford Place, Stamford, Connecticut 06902; telephone (203) 348-9069. The Company's principal office in Hungary is located at Kiralyhago u.2, H-1126, Budapest; telephone
(361) 457-6300.

                                USE OF PROCEEDS

     The Shares being offered hereby are for the account of the Selling Stockholders. Accordingly, the Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. See "Selling Stockholders."

     The Company may receive up to an aggregate of $1,560,436.85 as payment for the exercise of the Warrants as follows: (1) the Company will receive an aggregate of $16,740 as payment of the $3.60 per share exercise price of the Private Placement Warrants, (2) the Company will receive an aggregate of $176,396.85 as payment of the $10.15 per share exercise price of the IPO Warrants, (3) the Company will receive an aggregate of $867,300 as payment of the $14.00 per share exercise price of the Regulation S Warrants and (4) the Company will receive an aggregate of $500,000 as payment of the $20.00 per share exercise price of the Bell Canada Warrant. These proceeds will be used by the Company for general corporate purposes.


                              SELLING STOCKHOLDERS

     The following table sets forth the name of each Selling Stockholder, the number of Shares of Common Stock owned by each Selling Stockholder prior to the offering, and the number of Shares and (if one percent or more) the percentage of the class to be owned by such Selling Stockholder after the offering.

     The number of Shares that may be actually sold by each of the Selling Stockholders will be determined by each such Selling Stockholder, and may depend upon a number of factors, including, among other things, the market price of the Common Stock. Because each of the Selling Stockholders may offer all, some or none of the Shares that each holds, no estimate can be given of the number of Shares that will be held by each of the Selling Stockholders upon or prior to termination of this offering. See "Plan of Distribution." The table below sets forth information as of October 18, 1997 concerning the beneficial ownership of the Shares of each of the Selling Stockholders. All information as to beneficial ownership has been furnished by each of the Selling Stockholders. Percentages shown assume all Shares are sold.


                           Shares              Shares
                           Owned      Shares   Owned
                           Prior to   Offered  After
Name                       Offering   Hereby   Offering   Percent
----------------------------------------------------------------
Private Placement
 Warrant Holder:

Robert Genova                39,650(1)  4,650  35,000(1)  *(1)
former Director, President
and Chief Executive Officer

IPO Warrant
 Holders:

Patrick Smetek                5,793    5,793     0        *
Thomas Buckley                5,793    5,793     0        *
Thomas Reckling               5,793    5,793     0        *

Regulation S
 Warrant Holders:

Commonwealth Associates      55,950   55,950     0        *
John Simmons                  6,000    6,000     0        *

Bell Canada Warrant
 Holder:

Bell Canada Inter-
 national Inc.               25,000   25,000     0        *

-------------

     * Represents as to each Selling Stockholder less than 1% of the shares of Common Stock outstanding.

     (1) Does not give effect to an aggregate of 293,747 shares of Common Stock issuable to Mr. Genova upon exercise of currently exercisable options. Assuming exercise in full of all the options he holds, Mr. Genova would own 328,747 shares, or 6.0% of the outstanding Common Stock after the completion of the offering of his portion of the Shares.


                          TRANSFER AGENT AND REGISTRAR

      The Transfer Agent and Registrar for the Common Stock of the Company is Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004.

                              PLAN OF DISTRIBUTION

     The Company anticipates that the Selling Stockholders will sell the Shares offered hereby from time to time. The number of Shares that actually may be sold by the Selling Stockholders will be determined by each Selling Stockholder and will depend on a number of factors, including the market price of the Common Stock and the Selling Stockholder's personal financial circumstances.

     The Selling Stockholders may sell shares of Common Stock in any of the following ways: (i) through dealers; (ii) through agents; or (iii) directly to one or more purchasers. The distribution of the Shares may be effected from time to time in one or more transactions on a securities exchange (including the Amex on which the Common Stock is currently listed), in negotiated transactions or otherwise, at market prices prevailing at the time of the sale, at prices related to such prevailing market prices or at negotiated prices or fixed prices. The Selling Stockholders may effect such transactions by selling shares of Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from Selling Stockholders and/or commissions from purchasers of shares of Common Stock for whom they may act as agents.

     The Selling Stockholders and any broker-dealers or agents that participate in the distribution of shares of Common Stock by them might be deemed to be underwriters, and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Any dealer or broker participating in any distribution of the Shares may be required to deliver a copy of this Prospectus to any person who purchases any of the Shares from or through such dealer or broker.

     In order to comply with certain states' securities laws, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Shares may not be sold unless the Shares have been registered or qualify for sale in such state, or unless and exemption from registration or qualification is available and is obtained.

     Each of the Selling Stockholders is selling the Shares for his or its own account. The Company will not receive any of the proceeds from the sale of the Shares.

     The Company intends to maintain the effectiveness of the Registration Statement (of which this Prospectus is a part) during the period commencing on the date hereof and ending at such time as all the Shares are sold or the Company delivers to the Selling Stockholders an opinion of counsel to the effect that the Shares may be sold without compliance with the registration requirements of the Securities Act. The Company is bearing all expenses incurred in connection with the registration of the Shares.

                                  LEGAL MATTERS

      The legality of the Shares offered hereby has been passed upon for the Company by Peter T. Noone, Esq., General Counsel of the Company. Mr. Noone is beneficial owner of less than 1% of the total issued and outstanding shares of Common Stock.

                                     EXPERTS

          The consolidated financial statements of the Company and its subsidiaries as of December 31, 1996 and 1995, and for the years then ended have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The consolidated financial statements of the Company and its subsidiaries as of December 31, 1994, and for the year then ended have been incorporated by reference herein and in the registration statement in reliance upon the report of BDO Seidman, LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Certificate of Incorporation of the Company provides that the Company shall indemnify each officer and director of the Registrant to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (the "DGCL"). Section 145 of the DCGL provides that a Delaware corporation may indemnify any person against expenses, judgments, fines and settlements actually and reasonably incurred by any such person in connection with a threatened, pending or completed action, suit or proceeding in which he is involved by reason of the fact that he is or was a director, officer, employee or agent of such corporation, provided that (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. The Certificate of Incorporation and By-Laws of the Company also provides that, to the fullest extent permitted by the DGCL, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the Company or its stockholders. Such limitation does not affect the liability of a director (i) for any transaction from which the director derives an improper personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) for improper payment of dividends or redemption of shares or (iv) for any breach of a director's duty of loyalty to the Company or its stockholders.

      Under a directors' and officers' liability insurance policy, directors and officers of the Company are insured against certain liabilities, including certain liabilities under the Securities Act.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution
-----------------------------------------------------

     SEC Registration Fee                  $  440
     Accounting fees and expenses          $2,000*
     Legal fees and expenses               $1,000*
     Miscellaneous expenses                $  300*
                                           ----------
                  Total                    $3,740

                                           ==========
   * Estimated.
  ** The Company is paying all registration expenses.

Item 15.  Indemnification of Directors and Officers
---------------------------------------------------

     The Certificate of Incorporation of the Company provides that the Company shall indemnify each officer and director of the Company to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (the "DGCL").
Section 145 of the DCGL provides that a Delaware corporation may indemnify any person against expenses, judgments, fines and settlements actually and reasonably incurred by any such person in connection with a threatened, pending or completed action, suit or proceeding in which he is involved by reason of the fact that he is or was a director, officer, employee or agent of such corporation, provided that (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. The Certificate of Incorporation and By-Laws of the Company also provides that, to the fullest extent permitted by the DGCL, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the Company or its stockholders. Such limitation does not affect the liability of a director (i) for any transaction from which the director derives an improper personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) for improper payment of dividends or redemption of shares or (iv) for any breach of a director's duty of loyalty to the Company or its stockholders.

     Under a directors' and officers' liability insurance policy, directors and officers of the Company are insured against certain liability, including certain liabilities under the Securities Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.  Exhibits
------------------

 Regulation
    S-K                                    Reference to Prior
  Exhibit                                  Filing or Exhibit
  Number                 Document          Number Attached Hereto
-----------  ---------------------------   ----------------------
    4.1      Certificate of Incorporation        *
             of the Registrant, as amended

    5        Opinion of Peter T. Noone,          Attached as
             General Counsel of the Company      Exhibit 5

   23        Consent of Peter T. Noone           Contained in
                                                 opinion filed as
                                                 Exhibit 5

   23.1      Consent of KPMG Peat Marwick        Attached as
             LLP, certified public               Exhibit 23.1
             accountants

   23.2      Consent of BDO Seidman,             Attached as
             LLP, certified public               Exhibit 23.2
             accountants
   24        Power of Attorney                   Contained on
                                                 Signature Page

  * Filed as Exhibit 4.1 to the Company's Registration Statement filed on Form S-8 on June 24, 1997

Item 17.  Undertakings.
----------------------
     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) to include any prospectus required by Section 10(a)(3)of the Securities Act of 1933,

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement,

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                    Provided, however, that paragraphs (a)(1)(i) and a)(1)(ii)do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Budapest, Republic of Hungary, on October 31, 1997.


                                   HUNGARIAN TELEPHONE AND CABLE
                                    CORP.



                                   By:  /s/ James G. Morrison
                                      -------------------------------
                                      James G. Morrison, President,
                                      Chief Executive Officer and
                                      Director
                                      (Duly Authorized Representative)


                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James G. Morrison or Peter T. Noone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

/s/James G. Morrison       Director, President              October 29, 1997
----------------------     and Chief Executive
James G. Morrison          Officer

/s/Richard P. Halka        Controller and                   October 29, 1997
----------------------     Treasurer (Principal
Richard P. Halka           Accounting Officer)

/s/Andrew E. Nicholson     Senior Vice President,           October 29, 1997
----------------------     Finance (Principal
Andrew E. Nicholson        Financial Officer)

/s/Ole Bertram             Director                         October 29, 1997
---------------------
Ole Bertram

/s/David A. Finley         Director                         October 29, 1997
---------------------
David A. Finley

/s/John B. Ryan            Director                         October 29, 1997
---------------------
John B. Ryan

/s/ Finn Schkolnik         Director                         October 29, 1997
---------------------
Finn Schkolnik

/s/James H. Season         Director                         October 29, 1997
---------------------
James H. Season

/s/Ronald E. Spears        Director                         October 29, 1997
---------------------
Ronald E. Spears

/s/William E. Starkey      Director                         October 29, 1997
---------------------
William E. Starkey

                           Director
---------------------
Leonard Tow

                                INDEX TO EXHIBITS

Exhibit
  No.                             Description
----------------------------------------------------------------

5              Opinion of Peter T. Noone, Esq.

23             Consent of Peter T. Noone, Esq.
               (contained in opinion filed as Exhibit 5)

23.1           Consent of KPMG Peat Marwick LLP,
               certified public accountants

23.2           Consent of BDO Seidman, LLP,
               certified public accountants

24 Power of Attorney (contained in the signature page to this Registration Statement)